EXHIBIT 10.1

SECOND AMENDMENT TO EXCHANGE AGREEMENT

by and among

INTERACTIVE BROKERS GROUP, INC.,

IBG HOLDINGS LLC,

IBG LLC

and

MEMBERS OF IBG HOLDINGS LLC

Dated as of July 23, 2015

SECOND AMENDMENT TO EXCHANGE AGREEMENT

 This SECOND AMENDMENT TO EXCHANGE AGREEMENT (the “Second Amendment”), dated as of July 23, 2015, by and among Interactive Brokers Group, Inc., a Delaware corporation (“IBGI”), IBG Holdings LLC, a Delaware limited liability company (“IBG Holdings”), IBG LLC, a Connecticut limited liability company (“IBG LLC”), and the members of IBG Holdings LLC (the “IBG Holdings Members” (formerly, the members of IBG LLC) and, together with IBGI, IBG Holdings and IBG LLC, the “Parties” and each a “Party”).

RECITALS

IBGI consummated an initial public offering (the “IPO”) of shares of its Class A common stock on May 3, 2007.  In connection with the IPO, the Parties executed that certain exchange agreement, dated May 3, 2007, which was further amended on June 6, 2012 (the “Exchange Agreement”) pursuant to which IBG Holdings sold 10% of the membership interests in IBG LLC to IBGI.  The Exchange Agreement permitted the members of IBG Holdings to redeem their IBG Holdings Shares over an eight (8) year period ending in 2015.  It was anticipated IBG Holdings would sell IBG Shares to IBGI to fund such redemptions with payments to be made in Common Stock or the proceeds from secondary offerings of Common Stock.  Such sales were to occur on a one-for-one basis (i.e., one IBG Holdings Share was equivalent to one IBG LLC Share and was equivalent to one share of Common Stock) subject to adjustment provided in the Exchange Agreement, plus certain payments pursuant to the Tax Receivable Agreement.

It was anticipated IBGI would increase its interest in IBG LLC over time through sales under the Exchange Agreement.  The IBG Holdings Members have not elected to redeem a significant portion of their IBG Holdings Shares.  The Parties determined it is in their best interests to amend the Exchange Agreement to extend its term beyond such eight (8) year period to avoid the risk of a significant number of IBG Holdings Shares being tendered for redemption in 2015 by the IBG Holdings Members (many of whom are key employees of IBG LLC).

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth in this Second Amendment, and intending to be legally bound, the Parties agree to amend the Exchange Agreement as follows:

Section 1.  Capitalized terms used in this Second Amendment but not otherwise defined in this Second Amendment shall have the meanings ascribed to them in the Exchange Agreement.

Section 2.  Article I of the Exchange Agreement is amended by deleting the definition of “General Redemption Date” and replacing such definition with the following:

 “General Redemption Date” means on or about June 30 of each year or such other date established by the managing member of IBG Holdings during the term of the Agreement.”

Section 3.  Article IV of the Exchange Agreement is deleted in its entirety and replaced with the following new Article IV:

“ARTICLE IV

PURCHASES AND REDEMPTIONS

SECTION 4.1.  Elective Redemptions.

(a) Elective Redemptions.  Each IBG Holdings Member shall be entitled to cause the redemption of such Member’s IBG Holdings Shares (or any portion thereof) on each General Redemption Date in accordance with the procedures set forth in this Article IV (an “Elective Redemption”); provided that, an IBG Holdings Member must be in compliance with all applicable covenants and obligations under the IBG Holdings Operating Agreement on such General Redemption Date in order to remain entitled to cause an Elective Redemption.

(b) Procedures.

(i)Subject to clause (ii) below, each Elective Redemption shall be effected in accordance with the IBG Holdings Operating Agreement.

(ii)Except as otherwise provided in this clause (ii), each IBG Holdings Member who is entitled to cause the redemption of such Member’s IBG Holdings Shares (or portion thereof) in accordance with Section 4.1(a) (an “Electing Member”) shall prepare and deliver to IBG Holdings and IBGI, for IBG LLC as its managing member and for itself, a written request in the form attached to the Agreement as Exhibit C signed by such Electing Member (A) stating the number of IBG Holdings Shares that such Electing Member desires to have redeemed and (B) certifying that such Electing Member is entitled to cause the redemption of the IBG Holdings Shares specified by such Electing Member and that such Electing Member is the beneficial owner of such IBG Holdings Shares, together with any other information reasonably requested by IBG Holdings to confirm such entitlement (each such request, a “Redemption Request”).  A properly completed Redemption Request must be delivered to IBG Holdings and IBGI within the time periods established by the managing member of IBG Holdings; provided that, such period must give an Electing Member at least 10 calendar days to submit a Redemption Request.  Once delivered, a Redemption Request is irrevocable.

(iii) IBGI shall use its commercially reasonable efforts to consummate a Public Offering of a number of shares of Common Stock (adjusted per Section 5.1) approximately equal to the aggregate number of IBG Holdings Shares specified in such Redemption Requests.  Upon consummation of such Public Offering, IBGI shall purchase from IBG Holdings and IBG Holdings shall sell to IBGI that number of IBG LLC Shares equal to the aggregate number of IBG Holdings Shares specified in such Redemption Requests at a purchase price per share equal to the offering price per share of Common Stock in such Public Offering minus any applicable underwriting discounts or placement agency fees (the “Public Offering Redemption Price”).  IBG LLC shall bear the costs of the Public Offering other than (i) underwriting discounts or placement agency fees, which effectively shall be borne by the IBG Holdings Members making such Redemption Requests and (ii) legal fees and expenses of the selling IBG Holdings Members.

(iv)In lieu of the Public Offering described in Section 4.1(b)(iii), IBGI may, at its election and subject to its compliance with then existing law, including SEC “seasoned issuer” rules, purchase the IBG Holdings Shares specified in the Redemption Request by issuing to IBG Holdings that number of shares of registered and freely tradable Common Stock equal to the aggregate number of IBG Holdings Shares specified in the Redemption Request.  IBG LLC shall bear the costs of issuing such shares, including the cost of the preparation of any required prospectus or prospectus supplement.

SECTION 4.2.  Mandatory Redemptions.

(a)           Mandatory Redemptions. IBG Holdings (with the prior approval of the IBGI Board) shall be entitled to cause one or more redemptions (each such redemption, a “Mandatory Redemption”) with respect to all or some IBG Holdings Shares, in IBG Holdings’ discretion, at any time.  A Mandatory Redemption shall occur with respect to IBG Holdings Shares without any action required on the part of the IBG Holdings Member holding such IBG Holdings Shares.

(b)           Procedures.

(i)            Each Mandatory Redemption of IBG Holdings Shares shall be effected in accordance with the IBG Holdings Operating Agreement.

(ii)           In the event of a Mandatory Redemption pursuant to Section 4.2(a), IBG Holdings shall provide written notice (each such notice, a “Mandatory Redemption Notice”) to each of IBGI and IBG LLC of such election, which notice shall state (A) whether the Mandatory Redemption shall apply to all or some of the IBG Holdings Shares and, if it shall apply only to some thereof, to which IBG

Holdings Shares such Mandatory Redemption shall apply, and (B) the anticipated date on which the Mandatory Redemption shall be consummated.

(iii)          Upon receipt of a Mandatory Redemption Notice, IBGI shall use its commercially reasonable efforts to consummate a Public Offering of a number of shares of Common Stock (adjusted per Section 5.1) approximately equal to the number of IBG Holdings Shares specified in such Mandatory Redemption Notice.  Upon consummation of such Public Offering, IBGI shall purchase from IBG Holdings and IBG Holdings shall sell to IBGI that number of IBG LLC Shares equal to the aggregate number of IBG Holdings Shares specified in such Mandatory Redemption Notice at a purchase price for share equal to the Public Offering Redemption Price. In lieu of such Public Offering, IBGI may, at its election and subject to its compliance with then existing law, including SEC “seasoned issuer” rules, purchase the IBG Holdings Shares specified in the Mandatory Redemption Notice by issuing to IBG Holdings that number of shares of registered and freely tradable Common Stock equal to the aggregate number of IBG Holdings Shares specified in the Mandatory Redemption Notice.  The cost of such Public Offering or issuance of Common Stock, as case may be, will be borne by the Parties in the same manner as provided in Section 4.1(b)(iii) or Section 4.1(b)(iv), as the case may be.

(iv)          In the event of a Mandatory Redemption, IBG Holdings shall use its reasonable best efforts to deliver notice thereof to the applicable IBG Holdings Members not less than 20 days prior to the effective date of such Mandatory Redemption.

Notwithstanding anything to the contrary set forth herein, any failure to provide such notice for any reason shall not affect the validity or enforceability of any Mandatory Redemption.

SECTION 4.3.  Purchases and Redemptions Generally.

(a)           Public Offerings of Shares of Common Stock.  Notwithstanding anything to the contrary set forth herein, (i) IBGI shall not be obligated to effect any purchase of IBG LLC Shares unless and until, as applicable, (x) IBGI has consummated a Public Offering of a number of shares of Common Stock (adjusted per Section 5.1) approximately equal to the aggregate number of IBG Holdings Shares specified in a Redemption Request or a Mandatory Redemption Notice, as applicable, or (y) IBGI is authorized to issue shares of Common Stock approximately equal to the aggregate number of IBG Holdings Shares specified in a Redemption Request or a Mandatory Redemption Notice, as applicable, which are registered and freely tradable and IBGI is permitted to issue such shares to IBG Holdings consistent with existing law, including the SEC “seasoned issuer” rules and (ii) IBG Holdings shall not be obligated to effect any redemption of IBG Holdings Shares unless and until IBG Holdings has received from IBGI the cash consideration for the purchase of the applicable IBG LLC Shares or shares of freely tradable and registered Common Stock, as the case may be.  IBGI’s commercially reasonable efforts (as applicable) to consummate a Public Offering shall include without limitation providing, and causing its subsidiaries to provide, necessary and appropriate road show support for such Public Offering.

(b)           Restriction on Participation in Public Offerings by IBG Holdings Members. Unless otherwise permitted by the managing member of IBG Holdings and the IBGI Board, no IBG Holdings Member may acquire shares of Common Stock in connection with any Public Offering described in Section 4.3(a).

(c)           [RESERVED]

(d)           Set-Off.  In the event an IBG Holdings Member becomes liable to IBGI or any of its Affiliates for any reason, IBGI (or its Affiliates, as applicable) may set-off such liabilities against any purchase consideration otherwise payable to IBG Holdings under Article IV of this Agreement.

SECTION 4.4.  IBG Holdings Shares.  The IBG Holdings Shares, which were issued by IBG Holdings on the IPO Effective Date pursuant to Section 3.1 hereof, are subject to certain restrictions and other terms and conditions as set forth in the IBG Holdings Operating Agreement.”

4.  Representation and Warranties of IBG Holdings Members.  Each IBG Holdings Member severally represents and warrants to each other Party, as of the date hereof, that this Second Amendment constitutes the binding obligation of such Member, enforceable against such Member in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5.  Representations and Warranties of IBG LLC, IBGI and IBG Holdings.  Each of IBG LLC, IBGI and IBG Holdings represents and warrants to each other Party that (i) it has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Second Amendment and to consummate the transactions contemplated by this Second Agreement; and (ii) this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof (assuming the due execution and delivery thereof by the other Parties).

6.  Governing Law.  This Second Amendment shall be governed by and construed in accordance with the laws of the State of Delaware (other than the laws regarding choice of laws and conflicts of laws that would apply the substantive laws of any other jurisdiction) as to all matters, including matters of validity, construction, effect, performance and remedies.

7.  Interpretation.  The headings contained in this Second Amendment are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Second Amendment.

8.  Severability.  If any term or other provision of this Second Amendment is invalid, illegal or incapable of being enforced by any applicable rule of law or public policy, all other conditions and provisions of this Second Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Second Amendment so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

9.  Counterparts.  This Second Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Second Amendment by facsimile or portable document format shall be effective as delivery of a manually executed counterpart to this Amendment.

10.  Effect of Amendment.  This Second Amendment shall become effective and binding upon all Parties to the Exchange Agreement upon execution hereof by IBGI, IBG Holdings, IBG LLC and all IBG Holdings Members.  Except as expressly set forth herein, the amendments provided herein shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Exchange Agreement.  Except as expressly amended hereby, the Exchange Agreement shall continue in full force and effect in accordance with the provisions thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the date first above written.

INTERACTIVE BROKERS GROUP, INC.

By: /s/ Thomas Peterffy

      Thomas Peterffy, Chairman

IBG HOLDINGS LLC

By: /s/ Thomas Peterffy

      Thomas Peterffy, Managing Member

IBG LLC

By: INTERACTIVE BROKERS GROUP, INC., Its Managing Member

By: /s/ Thomas Peterffy

      Thomas Peterffy, Chairman

[Signatures of the Members of IBG Holdings LLC]